                                                                       EXHIBIT 3

CUSIP No. 030371108               SCHEDULE 13D

--------------------------------------------------------------------------------

                                SECOND AMENDMENT

Item 1. Security and Issuer.

        This Amendment No. 2 relates to the common stock, $.10 par value per share (the "Common Stock"), of American Vanguard Corporation, a Delaware corporation (the "Company"), whose principal executive offices are located at 4100 East Washington Boulevard, Los Angeles, California 91504. An original
Schedule 13D was filed by Glenn A. Wintemute and Herbert A. Kraft on November 4, 1983 (the "1983 Filing"). An Amendment No. 1 to the 1983 Filing was filed November 19, 1984 (the "1984 Filing").

Item 2. Identity and Background.

        Two persons are jointly filing this statement: Herbert A. Kraft and Glenn A. Wintemute (sometimes referred to herein as the "Reporting Persons"). Reference is made to the discussion set forth under Item 2 of the 1983 filing, which information is incorporated herein by this reference.

Item 3. Source and Amount of Funds or Other Consideration.

        Certain information with respect to the shares previously owned by the Reporting Persons, is set forth in Item 3 of the 1983 filing and Item 3 of the 1984 filing, which information is incorporated herein by this reference.

        On May 10, 1985 the Reporting Persons acquired 55,449 shares of the Common Stock of the Company. These shares were acquired pursuant to a three-year promissory notes delivered to each selling stockholder providing for semi-annual payments of interest; such payments are secured by a pledge of the shares of Common Stock so acquired. No down payment was required by the Stock Purchase Agreements, and no decision has been made by the Reporting Persons as to the method of obtaining funds necessary to make the installment payments called for under the promissory note.

        The above-referenced purchase is evidenced by a Stock Purchase Agreement identical in form to that attached as Exhibit 1 to the 1983 filing. That Exhibit 1 to the 1983 filing is hereby incorporated herein by this reference.

CUSIP No. 030371108               SCHEDULE 13D

--------------------------------------------------------------------------------
Item 4. Purpose of Transaction.

        At the time of the acquisition of shares of the Common Stock by the Reporting Persons described in the 1983 filing, the 1984 filing, and in the previous Item 3, there were and are no plans or proposals by or between the Reporting Persons which would relate to or result in matters described in clauses (b) through (j) of Item 4 of Schedule 13D.

        The Reporting Persons are both directors and executive officers of the Company.

        The Reporting Persons do not intend to materially change the Company's management, present capitalization or dividend policy, the charter documents or the Company's business or corporate structure.

        The purpose of the purchase by the Reporting Persons of the Common Stock of the Company is to obtain control of the Company.

Item 5. Interest of Securities of the Issuer.

        The following information is furnished with respect to the Common Stock of the Company beneficially owned by each of the Reporting Persons:

                                          Percentage of
                       Total Number        Outstanding       Number of       Number of       Number of        Number of
                        of Shares            Shares         Shares Sole    Shares Shared    Shares Sole     Shares Shared
                       Beneficially       Beneficially       Power to        Power to        Power of         Power of
Name                      Owned              Owned             Vote            Vote         Disposition      Disposition
----                   ------------       -------------     -----------    -------------    -----------      -----------
Herbert A. Kraft          923,913(1)         52.94%          121,909          802,004         121,909          802,004
Glenn A. Wintemute      1,118,525(1)         64.09%          316,521          802,004         316,521          802,004

---------------
(1) These figures include 802,004 shares of the Company which were acquired jointly by the Reporting Persons on two separate occasions. The first purchase occurred on November 8, 1984 and the second on May 10, 1985 (see descriptions of these acquisitions in Items 3 and 4 of this Schedule 13D and Items 3 and 4 of the 1984 filing). In each instance, the purchase was made pursuant to a joint venture agreement between Messrs. Kraft and Wintemute.

CUSIP No. 030371108               SCHEDULE 13D

--------------------------------------------------------------------------------
        With the exception of the transaction referred to in this Schedule 13D, neither of the Reporting Persons has effected a trade in the Company's Common Stock within the 60 days prior to May 10, 1985.

Item 6. Contracts, Arrangements, Understandings or Relationships with Respect to the Securities of the Issuer.

        Messrs. Kraft and Wintemute have agreed to share all expenses associated with acquiring shares of Common Stock of the Company. There are no other contracts, arrangements, understandings, or relationships (legal or otherwise) between the Reporting Persons or between such persons and any other person with respect to any securities of the Company.

Item 7. Material to Be Filed as Exhibits.

        Not applicable.

                                   SIGNATURES

        After reasonable inquiry and to the best knowledge and belief of each of the undersigned, the undersigned each certify that the information set forth in this Amendment No. 2 with respect to such signatory is true, complete and correct.

                Name                               Date of Execution
                ----                               -----------------

   /s/  GLENN A. WINTEMUTE                           May 17, 1985
-----------------------------------
        Glenn A. Wintemute


   /s/  HERBERT A. KRAFT                             May 17, 1985
-----------------------------------
        Herbert A. Kraft